Exhibit 99.1

Equinox Fund Management, LLC

Statement of Financial Condition

December 31, 2014

Contents

Independent Auditor’s Report	1

Statement of Financial Condition	2
Notes to Statement of Financial Condition	3 - 14

INDEPENDENT AUDITOR’S REPORT

To the Executive Committee

Equinox Fund Management, LLC

Princeton, New Jersey

Report on the Financial Statement

We have audited the accompanying statement of financial condition of Equinox Fund Management, LLC as of December 31, 2014, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Equinox Fund Management, LLC as of December 31, 2014, in accordance with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP

Denver, Colorado

April 28, 2015

Equinox Fund Management, LLC

Statement of Financial Condition

December 31, 2014

ASSETS
Cash and cash equivalents	$219,009
Investment in Guggenheim Partners Covered Call Fund, LP	49,561,775
Investments in affiliates	5,915,369
Accounts receivable	1,874,811
Due from affiliates	9,259,914
Property and equipment, net	572,694
Prepaids and other assets	184,216

Total assets	$67,587,788

LIABILITIES & MEMBERS’ CAPITAL

LIABILITIES
Accounts payable	$6,633,029
Swap liability	49,561,775
Put option with affiliate, at fair value	4,221,419
Promissory notes, payable to affiliate	1,757,173
Accrued expenses	1,605,373
Deferred service fee revenue	9,281
Due to affiliates	267,627

Total liabilities	64,055,677

COMMITMENTS AND CONTINGENCIES (Note 6)

MEMBERS’ CAPITAL (Note 5)	3,532,111

Total liabilities and members’ capital	$67,587,788

See Notes to Statement of Financial Condition.

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

Note 1.	Nature of Business and Summary of Significant Accounting Policies

Nature of business: Equinox Fund Management, LLC (the Company) is a majority owned subsidiary of Equinox Financial Group and was formed as a Delaware limited liability company on June 25, 2003, to organize and manage various funds, including the Series under Equinox Frontier Funds (the Trust), which consists of eight separate Series (collectively, the Series); as well as certain mutual funds including Equinox MutualHedge Futures Strategy Fund (MH) and the mutual funds offered under the Equinox Funds Trust (the Funds), each a registered mutual fund (collectively, the Mutual Funds). The Company serves as the registered investment adviser to each of the Series and the Mutual Funds.

As of December 31, 2014 the Company has four classes of capital investors, as defined in the Operating Agreement of the Company (the Agreement), as amended and restated on April 20, 2012.

“Class A Member” shall mean that entity, as defined in the Agreement, which makes capital contributions to the Company to be invested by the Company directly in the Trust.

“Class B Member” shall mean that entity, as defined in the Agreement, which made the start-up capital contributions to the Company.

“Class C Member” shall mean that entity, as defined in the Agreement, which received Class C membership interests in exchange for services rendered to the Company.

“Class D Member” shall mean that entity, as defined in the Agreement, which received Class D membership interests in exchange for Class C membership interests as part of the recapitalization of the Company.

A summary of the Company’s significant accounting policies is as follows:

Basis of presentation: The statement of financial condition has been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) as detailed in the Financial Accounting Standards Boards’ (FASB) Accounting Standards Codification, referred to as ASC or the Codification.

Use of estimates: The preparation of the statement of financial condition in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Actual results could differ from those estimates, and such differences could be material.

Cash and cash equivalents: The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents. The Company maintains deposits with financial institutions in amounts that are in excess of federally insured limits; however, the Company does not believe it is exposed to any significant credit risk.

Investment transactions and valuation: The Company accounts for its investments under the fair value method of accounting. Transactions are recorded on a trade date basis and the Company recognizes its pro rata share of the earnings or losses from each investment as of the end of each calendar month. The Company’s investments in the Trust and Mutual Funds are recorded using an unadjusted published daily net asset value, and as such these investments are recorded at fair value.

Investment in Guggenheim Partners Covered Call Fund, LP: On December 9, 2011, the Company purchased a limited partnership interest in the Guggenheim Partners Covered Call Fund, LP (the

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

Guggenheim Fund) for $50,000,000, pursuant to a swap agreement with Scotia Capital, a division of the Bank of Nova Scotia. The Company holds the investment as custodian for Scotia Capital and will receive automatic quarterly redemptions as outlined in the LP agreement, through December 31, 2016, the scheduled redemption date. These redemptions will be remitted entirely to Scotia Capital upon receipt. In exchange for the services provided related to this agreement, the Company earns a management fee at an annualized rate of 0.30% of the capital balance of the investment. The investment in the Guggenheim Fund may be redeemed in whole or in part on the last day of each month with at least thirty days prior written notice to the general partner of the Guggenheim Fund. However, the general partner may suspend or limit redemption rights if such redemptions are deemed not reasonably practicable. The investment in the Guggenheim Fund is recorded at fair value based on the reported net asset value of the Guggenheim Fund.

Swap liability: On December 9, 2011, the Company entered into a derivative swap transaction with Scotia Capital, a division of the Bank of Nova Scotia. Pursuant to the terms of the agreement, the Company purchased a partnership interest in the Guggenheim Fund and will receive automatic quarterly redemptions from the Guggenheim Fund which will then be remitted entirely to Scotia Capital. Scotia Capital may terminate the agreement prior to the stated redemption date by providing written notice to the Company at least one business day in advance. The balance owed to Scotia Capital under the agreement is recorded at fair value which represents the net asset value of the investment in the Guggenheim Fund.

Property and equipment: Property and equipment includes furniture, fixtures, computer equipment, computer software. The Company capitalizes qualifying internally developed software costs, which are principally incurred during the application development stage. Property and equipment are recorded at cost and depreciated on straight-line method over useful lives ranging from three to seven years. The following outlines property and equipment as of December 31, 2014:

Property and equipment
Furniture, fixtures and equipment	$957,057
Computer software	451,531

1,408,588
Less: Accumulated Depreciation	(835,894)

Total property and equipment, net	$572,694

When long-lived assets are retired or disposed, the costs and accumulated depreciation are eliminated and the resulting profit or loss is recognized in income. Maintenance and repair costs are charged to expense as incurred.

Impairment of long-lived assets: The Company reviews long-lived assets, consisting of property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability is determined based on future undiscounted cash flows from the use and ultimate disposition of the asset. Impairment loss is calculated as the difference between the carrying amount of the asset and its fair value. No impairments were identified for the year ended December 31, 2014.

Income taxes: The Company’s income and losses are included in the income tax returns of its members. Accordingly, the statement of financial condition contains no provision for payment or refund of federal or state income taxes.

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

The FASB provides guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained “when challenged” or “when examined” by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense and liability in the current year. For the year ended December 31, 2014 management has determined that there are no material uncertain tax positions. The Company is not subject to examination by US federal and state tax authorities for tax years before 2011.

Fair value of financial instruments: Substantially all of the Company’s assets and liabilities are carried at fair value or contracted amounts that approximate fair value. Estimates of fair value are made at a specific point in time, based on relative market information and information about the financial instrument, specifically, the value of the underlying financial instrument. Assets that are recorded at fair value consist largely of investments in the Guggenheim Fund, the Trust, the Mutual Funds, receivables, prepaid expenses and the swap liability which are carried at contracted amounts that approximate fair value. Similarly, the Company’s liabilities consist of liabilities recorded at contracted amounts that approximate fair value.

Put option with affiliate at fair value: Upon receiving notice from The Bornhoft Group to exercise its’ put option, by letter from the Company to The Bornhoft Group dated October 30, 2014, the Company exercised its option under Section 6.4(c) of the Operating Agreement to redeem all Class C Membership Interest and Class D Membership Interest. A put option that has been exercised becomes a fixed amount, no longer conditional, therefore mandatorily redeemable and recorded as a liability at fair value. The fair value of TBG’s interest was determined with mutual agreement by an internal valuation and therefore is now recorded as a liability with a fair value of $4,221,419 which will settle on May 1, 2015. See Note 5.

Promissory notes payable: These notes are recorded at their face amount plus accrued interest (see Note 4).

Deferred service fee revenue: The Company receives each month an amount from the Trust equal to twelve months of service fees calculated upon new Class 1 investments in the Trust. The service fees are earned ratably over the year, and the unearned portion is recorded as deferred service fee revenue (see Note 4).

Concentrations of credit risk: The Company derives the majority of its revenue from related parties or affiliated entities (see Note 4).

Subsequent events: The Company has evaluated subsequent events for potential recognition and/or disclosure through April 28, 2015, the date the statement of financial condition was available to be issued, noting none.

Note 2.	Fair Value Measurements

The Company uses the following hierarchy in determining fair value measurements for applicable assets and liabilities.

Level 1 Inputs

Unadjusted quoted prices in active markets for identical financial assets that the reporting entity has the ability to access at the measurement date.

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

Level 2 Inputs

Inputs other than quoted prices included in Level 1 that are observable for the financial asset, either directly or indirectly. These might include quoted prices for similar financial assets in active markets, quoted prices for identical or similar financial assets in markets that are not active, inputs other than quoted prices that are observable for the financial asset or inputs that are derived principally from or corroborated by market data by correlation or other means.

Level 3 Inputs

Unobservable inputs for determining the fair value of financial assets that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the financial asset.

The Company uses the following methodologies to value assets and liabilities at fair value:

Investment in the Guggenheim Fund: Depending on the redemption options available, as a practical expedient it may be possible that the reported net asset value (NAV) represents fair value based on observable data such as ongoing redemption and/or subscription activity. In these cases, the NAV is considered as a level 2 input. However, certain funds may provide the manager with the ability to suspend or postpone redemptions (a “gate”), or a “lock-in period” upon initial subscription, within which the Company may not redeem in a timely manner. In the case of the imposition of a gate, if a “lock-in period” in excess of 3 months is remaining at the statement of financial condition date, or if the Company may not redeem its holding in the fund within 3 months or less, the Company’s ability to validate or verify the NAV through redeeming is impaired, and the investment is classified as level 3.

The net asset value of the owned unit in the Guggenheim Fund is reported on a monthly basis from the Guggenheim Fund’s General Partner. On a quarterly basis the Company’s management and general council perform a retrospective review of the net asset values provided as compared to the quarterly distributions received per the terms outlined in the LP agreement. Per the terms of the LP agreement, the Company may make withdrawals of its capital balance on the last day of each month, upon providing 30 days written notice to the General Partner. However, the General Partner may suspend or limit withdrawal rights when there exists, in the opinion of the General Partner, a state where the disposal of the Partnership’s assets would not be reasonably practicable. Due to the ability of the General Partner to suspend withdrawals, the ability to validate or verify the NAV through redeeming may be impaired. Therefore, the investment and the resulting swap liability are classified as level 3.

The Trust and Mutual Funds: The Company’s investments in the Trust and Mutual Funds are recorded based upon unadjusted published daily net asset values for the identical asset. These investments are reported at fair value using level 1 inputs.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment. The inputs or methodology used for valuing investments are not necessarily an indication of the risk associated with investing in those investments.

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

The following table represents the Company’s fair value hierarchy for those assets measured at fair value on a recurring basis as of December 31, 2014:

	Fair Value Measurements
	Fair Value at December 31, 2014	Quoted Prices in Active Markets for Identical Assets (Level1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Investment in the Guggenheim Fund	$49,561,775	$—	$—	$49,561,775
Investment in the Trust	5,736,630	5,736,630	—	—
Investment in the Mutual Funds	178,739	178,739	—	—

Total assets measured at fair value	$55,477,144	$5,915,369	$—	$49,561,775

Liabilities:
Swap liability	$(49,561,775)	$—	$—	$(49,561,775)
Put option with affiliate	(4,221,419)	—	—	(4,221,419)

Total liabilities measured at fair value	$(53,783,194)	$—	$—	$(53,783,194)

The Company assesses the levels of the investments at each measurement date, and transfers between levels are recognized on the actual date of the event or change in circumstances that caused the transfer in accordance with the Company’s accounting policies regarding the recognition of transfers between levels of the fair value hierarchy. There were no transfers among levels 1, 2 or 3 during the year.

The following table presents a reconciliation of activity for the Level 3 financial instruments:

	Investment in the Guggenheim Fund	Swap liability	Put option with affiliate
Balance, beginning of year	$51,932,250	$51,932,250	$—
Transfers into Level 3	—	—	—
Purchases	—	—	—
Proceeds from distributions	(5,702,965)	(5,702,965)	—
Net realized gain/(loss)	—	—	—
Net change in unrealized appreciation	3,332,490	3,332,490	—
Exercise of put option			4,221,419

Balance, end of year	$49,561,775	$49,561,775	$4,221,419

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

Note 3.	Investments in the Trust

The Company is required under its registration statement to maintain an investment in the Trust equal to or greater than 1% of the aggregate of the Trust’s Series’ capital. The Company’s investment is in unregistered capital units. The Company’s investment may be in only one Series, or divided into various Series in any proportion, at the Company’s discretion. The Company has agreed with several state regulatory authorities that it will also maintain a 1% interest in the capital of the Frontier Long/Short Commodity Series, as well as the aggregate capital of the Balanced Series class 2a. Investments in the Series of the Trust as of December 31, 2014 are presented below:

		Information of the Investee Series of Equinox Frontier Funds as of and for the year ended December 31, 2014
Series	Investment Value As of 31-Dec-14	Assets	Liabilities	Total Capital	Non-Controlling Interest	Total Owner’s Capital Net of Non- Controlling Interest	Equinox % of Ownership	Results of Operations

Equinox Frontier Balanced Fund	$1,614,699	$110,738,530	$2,268,419	$108,470,111	$8,944,274	$99,525,837	1.62%	$19,364,501
Equinox Frontier Winton Fund	46,764	41,541,451	1,490,218	40,051,233	—	40,051,233	0.12%	8,642,654
Equinox Frontier Select Fund	9,051	15,556,907	287,429	15,269,478	—	15,269,478	0.06%	2,435,382
Equinox Frontier Heritage Fund	75,621	16,906,298	339,421	16,566,877	3,539,498	13,027,379	0.58%	2,812,848
Equinox Frontier Long/Short Commodity Fund	686,037	16,879,229	262,310	16,616,919	—	16,616,919	4.13%	1,077,686
Equinox Frontier Diversified Fund	2,548,510	75,398,613	2,973,237	72,425,376	12,417,767	60,007,609	4.25%	14,287,705
Equinox Frontier Masters Fund	755,948	26,576,520	868,666	25,707,854	—	25,707,854	2.94%	5,452,158

	$5,736,630	$303,597,548	$8,489,700	$295,107,848	$24,901,539	$270,206,309	2.12%	$54,072,934

The Company is the Trust’s Managing Owner, as defined in the Agreement. The Company does not consolidate the financial statements of the Trust, as its ownership is de-minimus and it does not control the Trust. Additionally, the non-managing owners have the ability to remove the Company based upon a simple majority vote.

Note 4.	Related Party Transactions

The Company contributed a total of $10,000 to Equinox Aspect Core Diversified Fund and $10,000 to Equinox BlueCrest Systematic Macro Fund in order to seed their operations during 2014. The Company also redeemed $250,000 from its excess investment in the Series of the Trust during 2014. No contributions or withdrawals were made with any of the other Series or the Mutual Funds during the year ended December 31, 2014.

Promissory notes payable: The Company issued three unsecured notes payable to Equinox Financial Group (EFG), an affiliate of the Company, in exchange for cash holdings, with face amounts of $500,000, $1,000,000, and $250,000 on September 19, 2013, October 16, 2013, and February 21, 2014, respectively. The notes bear interest at the federal funds rate (0.34% as of December 31, 2014), with interest payable annually on January 1st. The notes, including accrued interest, are fully payable upon maturity on September 19, 2018, October 16, 2018, and February 21, 2019, respectively. However, EFG retains the right to call the notes given 10 days written notice.

Fees related to the Trust:

Management fees: Each Series of the Trust pays to the Company a monthly management fee equal to a certain percentage of such Series’ notional value, calculated on a daily basis. The annual rate of the management fee is 0.5% for the Equinox Frontier Balanced Fund, 0.75% for the Equinox Frontier Diversified Fund, 2.0% for the Equinox Frontier Winton Fund, Equinox Frontier Masters Fund and Equinox Frontier Long/Short Commodity Fund Classes 1a and 2a, 2.5% for the Equinox Frontier Select Fund and Equinox Frontier Heritage Fund, and 3.5% for the Equinox Frontier Long/Short Commodity Fund Classes 1, 2, and 3. As of December 31, 2014, $468,154 is due from the Series for management fees and is included in due from affiliates on the statement of financial condition.

Trading fees: Each Series pays to the Company a monthly trading fee equal to a certain percentage of such Series’ net assets, calculated on a daily basis. The annual rate of the trading fee is up to 0.75% for the Equinox Frontier Balanced Fund, Equinox Frontier Select Fund, Equinox Frontier Heritage Fund, Equinox Frontier Winton Fund, and Equinox Frontier Long/Short Commodity Fund (Classes 1, 2, and 3). The Equinox Frontier Diversified Fund, Equinox Frontier Masters Fund, and Equinox Frontier Long/Short Commodity Fund (Classes 1a and 2a) trading fees are up to 2.25% of such Series net assets and a custodial/due diligence fee of 0.12% of such Series’ net assets is also incurred by these Series, calculated daily, which the Company pays to the selling agents of the Trust. As of December 31, 2014, $315,149 is due from the Series and is included in due from affiliates on the statement of financial condition.

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

Incentive fees: In addition, some Series pays the Company an incentive fee equal to a certain percentage of new net trading profits generated by such Series, monthly or quarterly. Because the Equinox Frontier Balanced Fund, Equinox Frontier Select Fund, Equinox Frontier Heritage Fund, Equinox Frontier Diversified Fund, Equinox Frontier Masters Fund and Equinox Frontier Long/Short Commodity Fund employ multiple trading advisors, these Series pay the Company a monthly incentive fee calculated on a trading advisor by trading advisor basis. The incentive fee is 25% for the Equinox Frontier Balanced Fund and Equinox Frontier Diversified Fund and 20% for the Equinox Frontier Winton Fund, Equinox Frontier Select Fund, Equinox Frontier Heritage Fund, Equinox Frontier Masters Fund, and Equinox Frontier Long/Short Commodity Fund. The Company pays all or a portion of such incentive fees to the trading advisor(s) for such Series. Incentive fees calculated upon the trading results of some of the trading advisors are based upon a quarterly accrual, whereby amounts accrued in the first two months of a quarter may be returned in the final month as a result of negative performance. As of December 31, 2014, $6,165,329 is due from the Series for incentive fees and is included in due from affiliates on the statement of financial condition.

Interest: Up to two percentage points (annualized) of aggregate return of interest income from all sources, including assets held at futures commission merchants, is paid to the Company by the Equinox Frontier Balanced Fund (Classes 1, 2), Equinox Frontier Winton Fund, Equinox Frontier Select Fund, and Equinox Frontier Heritage Fund. Up to 20% of the aggregate interest income is paid by the Equinox Frontier Balanced Fund (Classes 1a, 2a, and 3a), Equinox Frontier Long/Short Commodity Fund, Equinox Frontier Diversified Fund, and Equinox Frontier Masters Fund to the Company. As of December 31, 2014, $200,356 is due from the Series for interest and is included in due from affiliates on the statement of financial condition.

Service fees: With respect to Class 1 and 1a, the Series pay monthly to the Company a service fee at an annualized rate of up to 3.0% of the average daily net asset value of the Series, which the Company pays to selling agents of the Trust. The initial service fee (for the first 12 months) relating to a sale of the Units is prepaid to the Company by each Series, and paid to the selling agents by the Company in the month following sale. These fees are reimbursed by the Series monthly in arrears in an amount based upon a corresponding percentage of the net asset value of the Series, calculated daily. Consequently, the Company bears the risk and earns the benefit of the upside potential of any difference between the amount of the initial service fee prepaid by the Company and the amount of the reimbursement thereof, which may result from variations in net asset values of the Series over the following 12 months. The Company records the prepaid service fees received from the Series as deferred service fee revenue, and recognizes the revenue over the initial service fee period of twelve months. With respect to Class 2 and 2a of each Series, the Company pays to the selling agents of the Trust an annualized rate of up to 0.5% of the net asset value of the Series of which the Series pays monthly to the Company a service fee at an annualized rate of up to 0.25% of the net asset value of each Series sold until such Class 2 or Class 2a Units which are subject to the fee limitation and reclassified as Class 3 or Class 3a Units of the applicable Series for administrative purposes. The Company may also pay selling agents certain additional fees and expenses for administrative and other services rendered and expenses incurred by such selling agents. As of December 31, 2014, service fees receivable from the Trust and the gain from prepaid service fees were $10,225, and $10,402, respectively.

Profit Sharing: The Company must pay the Trust under a profit sharing agreement. As of December 31, 2014, profit sharing due to the Trust was $14,050.81.

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

Investment advisory fees: As compensation for its services and the related expenses borne by the Company, the Mutual Funds pay the Company advisory fees, calculated and accrued daily and paid monthly.

Fees related to MH:

MH’s annual advisory fee rate is 1.45% of MH’s average daily net assets. The Company has agreed, at least until May 31, 2015, to waive a portion of its advisory fee and has agreed to reimburse MH for other expenses to the extent necessary so that the total expenses incurred by MH (excluding front-end or contingent deferred loads, brokerage fees and commissions, acquired fund fees and expenses, borrowing costs such as interest and dividend expenses on securities sold short, or extraordinary expenses, such as litigation, not incurred in the ordinary course of MH’s business) do not exceed 1.86%, 2.61% and 1.61% per annum of MH’s average daily net assets for Class A, Class C and Class I shares, respectively.

If the Company waives any fee or reimburses any expense, and MH’s operating expenses are subsequently less than 1.86%, 2.61% and 1.61% of average daily net assets attributable to Class A, Class C and Class I shares, respectively, the Company shall be entitled to reimbursement by MH for such waived fees or reimbursed expenses provided that such reimbursement does not cause MH’s expenses to exceed 1.86%, 2.61% and 1.61% of average daily net assets for each share class. The Company may seek reimbursement only for expenses waived or paid by it during the three fiscal years prior to such reimbursement. As of December 31, 2014, $403,286 is due from MH for advisory fees; this amount is included in due from affiliates on the statement of financial condition.

Fees related to the Funds:

The Funds under the Equinox Funds Trust include the Equinox Campbell Strategy Fund, Equinox Chesapeake Strategy Fund, Equinox Crabel Strategy Fund, Equinox BH-DG Strategy Fund, Equinox BlueCrest Systematic Macro Fund, and Equinox Aspect Core Diversified Fund (collectively the Equinox Funds). The Equinox Funds pay the Company a monthly advisory fee at an annual rate of 0.75% of each Fund’s average daily net assets, with the exception of Equinox BlueCrest Systematic Macro Fund, which pays an annual rate of 0.64%, and Equinox Aspect Core Diversified Fund, which pays an annual rate of 1.30%.

As it relates to the Equinox Funds, the Company has agreed, at least until January 30, 2015 (July 29, 2016 for Equinox BlueCrest Systematic Macro Fund), to waive a portion of its advisory fee and has agreed to reimburse these Funds for other expenses to the extent necessary so that the total expenses incurred by these Funds (excluding brokerage fees and commissions, acquired fund fees and expenses, borrowing costs such as interest and dividend expenses on securities sold short, or extraordinary expenses, such as litigation, not incurred in the ordinary course of the Funds’ business) do not exceed a certain percentage of each fund’s average daily asset value, as disclosed in each fund’s prospectus.

If the Advisor waives any fee or reimburses any expenses, and any Fund’s operating expenses are subsequently less than 1.10% of average daily net assets the Company shall be entitled to reimbursement by the Fund for such waived fees or reimbursed expenses provided that such reimbursement does not cause the Fund’s expenses to exceed 1.10% of average daily net assets.

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

The Company may seek reimbursement only for expenses waived or paid by it during the three fiscal years prior to such reimbursement. As of December 31, 2014, the amount owed to the Funds for reimbursable expenses, as included in due to affiliates on the statement of financial condition, were:

Equinox Crabel Strategy Fund	$8,121
Equinox BH-DG Strategy Fund	$9,121
Equinox Aspect Core Diversified Fund	$5,311
Equinox Commodity Strategy Fund	$19,779

As of December 31, 2014, $468,099 is due from Equinox Campbell Strategy Fund, $332 is due from Equinox Chesapeake Strategy Fund, and $16,129 is due from Equinox BlueCrest Systematic Macro Fund, for advisory fees and is included in due from affiliates on the statement of financial condition.

The Bornhoft Group Corporation (TBG), an affiliate of the Company, provides services to the Company in connection with the daily valuation and asset allocation of each Series of the Trust. The Company pays TBG 0.10% (annualized) of the Equinox Frontier Balanced Fund trading level, computed daily, in addition to a consulting fee in exchange for the services provided. The consulting fee is comprised of payments of $1,100,000, $600,000 and $300,000 for the years ended April 20, 2013, 2014 and 2015 respectively, payable in monthly installments in arrears. The Company also pays for certain expenses on behalf of TBG under the consulting agreement. As of December 31, 2014, $16,417 is due from TBG with $48,434 due to TBG, these amounts are included in due from affiliates and due to affiliates, respectively, on the statement of financial condition.

The Company pays to Solon Capital LLC, an affiliate, a monthly fee of 0.45% (annualized) of the net asset value of the Trust, calculated daily, for services in connection with product development and marketing services. As of December 31, 2014, amounts due to Solon Capital were $151,726 and $771,220 was due from Solon Capital for certain expenses paid on behalf of Solon Capital. These amounts are included in due to and due from affiliates, respectively, on the statement of financial condition.

The Company pays certain expenses on behalf of Equinox Institutional Asset Management (EIAM), an affiliate, for operational purposes. As of December 31, 2014, amounts due from EIAM were $259,343 and $1,590 was due to EIAM, and are included in due from and due to affiliates on the statement of financial condition.

In accordance with an expense sharing agreement, the Company pays wholesaling fees and certain expenses on behalf of Equinox Group Distributors, LLC (EGD), an affiliate, for operational purposes. As of December 31, 2014, amounts due to EGD related to reimbursed expenses were $9,495, and amounts due from EGD were $155,472, and are included in due to and due from affiliates on the statement of financial condition.

Note 5.	Members’ Capital

The Company’s Operating Agreement (the Agreement) was amended and restated effective April 20, 2012. Under the revised Agreement Class C and D membership interests were created and the priority of distributions was amended. Distributions of capital and profits among the Classes of the Company (see Note 1) shall be treated in accordance with the provisions of Section 4 “Distributions: Allocation of Profits and Losses” of the amended Agreement, which provides priority of distribution of distributable cash from operations, other than capital transactions, as follows:

•	first, to the Class A Member and the Class D Member, pro rata in accordance with their distributable cash ratios until the cumulative amounts distributed to the Class D Member are equal to the Class D return threshold, as defined in the Agreement,

•	next to the Class A Member until the cumulative amounts distributed to the Class A Member are equal to the Class A return threshold, as defined in the Agreement,

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

•	next to the Class B Member until the cumulative amounts distributed to the Class B Member are equal to the start-up capital contributions,

•	thereafter to the Class B and Class C Members, pro rata, in accordance with their percentage profits interests

The Class A Return Threshold is an amount equal to a simple, non-compounded return of twenty percent (20%) per calendar year (prorated for any partial calendar year) on the Class A Member’s Capital Account Balance. The total Class A Return Threshold distributions that were accumulated and not yet distributed as of December 31, 2014 were $1,373,598. This value is not accrued and presented on the financial statements.

The Class D Return Threshold is an amount equal to a simple, non-compounded return of fifteen percent (15%) per calendar year (prorated for any partial calendar year) on the Class D deemed capital contribution balance. The total Class D Return Threshold distributions that were accumulated and not yet distributed as of December 31, 2014 were $776,250. This value is not accrued and presented on the financial statements.

Distributions of capital or profits may only be made upon authorization by the management committee, which may only be granted under the Agreement after maintenance of funds necessary to meet regulatory requirements (the Company’s required 1% investment in the Trust, see Note 3), working capital requirements, and Reserves as defined in the Agreement.

A put option is provided in the Agreement for the Class A Member to cause the Company to purchase all or part of the Class A Membership Interest, subject to terms and conditions as defined in the Agreement, including the Company’s requirement of maintenance of necessary funds described above. As the date and amount are conditional and not fixed, the underlying shares that carry the put option are recorded as equity. A put option that has been exercised becomes a fixed amount, no longer conditional, therefore mandatorily redeemable and recorded as a liability at fair value. The Class D put option was exercised, removing the conditional features. The fair value of TBG’s interest was agreed upon and therefore is now recorded as a liability with a fair value of $4,221,419 which will settle on May 1, 2015.

Capital contributions from the four Classes shall be treated in accordance with the provisions of Section 3 “Capital Contribution Capital Accounts” of the Agreement. Total capital contributions to Classes A, B, C and D totaled $5,381,000, $2,603,146, $0 and $0, respectively, as of December 31, 2014. No Member shall be obligated to make any additional capital contributions to the Company. There were no capital contributions from any class during the year ended December 31, 2014.

During 2014 the Company made distributions in the amounts of and $135,000 to the D Member under Class D Return Thresholds. The Company made a return of capital distribution to Class A in the amount $36,697, reducing the Class A Member’s Capital Account Balance to $5,115,095. Cumulative distributions to Classes A, B, C and D totaled $9,596,117, $2,603,146, $0, and $860,996, respectively, as of December 31, 2014.

Note 6.	Commitments and Contingencies

Building lease: On September 17, 2010, the Company entered into a Lease Agreement (Lease) for office space in Denver, Colorado. The commencement date of the Lease was November 1, 2010 and is set to expire on February 29, 2016, subject to adjustments per the agreement.

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

Future minimum payments under the Lease are as follows:

Year or period ending:
December 31, 2015	$268,878
February 29, 2016	44,968

Total	$313,846

Contingencies: The Company is involved in certain legal actions in the normal course of business. Management believes that the ultimate resolution with respect to these matters will not materially affect the financial position of the Company.

Consulting agreement: The Company has entered into a consulting agreement with TBG under which the Company has agreed to pay consulting fees to TBG for three years beginning April 20, 2012, see Note 4.

Indemnifications: During the ordinary course of business, the Company makes certain indemnities and commitments under which it may be required to make payments in relation to certain transactions. These indemnities include indemnities to customers in relation to the Company’s performance under contracts to the maximum extent permitted under the law. The Company has not recorded any liability for these indemnities and commitments in the accompanying statement of financial condition. The Company does, however, accrue for losses for any known contingent liability, including those that may arise from indemnification provisions, when future payment is probable.

Note 7.	Trading Activities and Related Risks

The Company, through its investments, engages in the speculative trading of U.S. and foreign futures contracts, options on U.S. and foreign futures contracts, total return swaps and forward contracts (collectively, derivatives). These derivatives include both financial and non-financial contracts held as part of a diversified trading strategy. The Company is exposed to both: market risk, the risk arising from changes in the market value of the derivatives, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

The purchase and sale of futures and options on futures contracts requires margin deposits with Futures Commission Merchants (FCMs). Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires an FCM to segregate all customer transactions and assets from the FCM’s proprietary activities. A customer’s cash and other property deposited with an FCM are considered commingled with all other customer funds subject to the FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited.

Certain Series of the Trust and Mutual Funds enter into total return commodity swap contracts that require margin deposits with the counterparties of 10% to 100% of the notional trading level of such contracts. Additional deposits may be necessary for any loss on contract value. In the event of counterparty insolvency, it is possible that the recovered amount could be less than the total of cash and other property deposited, or none. Certan Series of the Trust seek to mitigate this risk by engaging in swap transactions with counterparties which the Company, as Managing Owner of the Trust, has determined to have substantial assets and international reputation.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, the Company, through its investments, is exposed to a market risk equal to the value of futures and forward contracts purchased and unlimited liability on such contracts sold short. The Company is exposed to market risk equal to the notional trading value of swap transactions through its investments.

Equinox Fund Management, LLC

Notes to Statement of Financial Condition

In addition to market risk, in entering into commodity interest contracts there is a credit risk that the counterparty will not be able to meet its obligations. The counterparty for futures and options on futures contracts traded in the United States on most non-U.S. futures exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some non-U.S. exchanges, it is normally backed by a consortium of banks or other financial institutions.